Mark Shelley CPA

fka Shelley International CPA

1012 S Stapley Dr. Suite 114
Mesa, AZ 85204

September 30, 2015

Securities and Exchange Commission 450 Fifth Street, N.W.

Washington, D.C. 20549

Ladies and Gentleman:

We have read the statements of Cytta Corp. pertaining to our firm included under Item 4.01 of Form 8-K dated October 8th, 2015, and do not disagree with such statements as they pertain to our firm. We informed Cytta Corp. on January 22, 2015 that we were retiring from auditing.

Sincerely,

/s/ Mark Shelley CPA